Exhibit 99.1

Liquidia and GSK Restructure License to PRINT Technology for Inhaled Applications

-	New agreement supersedes the collaboration agreement entered in 2012

-	GSK retains non-exclusive right to use PRINT for pre-clinical research for inhaled delivery

-	Liquidia can apply PRINT to any inhaled application other than identified GSK proprietary molecules

MORRISVILLE, N.C., April 3, 2023 - Liquidia Corporation (NASDAQ: LQDA) (Liquidia or the Company) announced today that it has entered a new, non-exclusive license agreement with GSK to enable pre-clinical research of inhaled formulations of GSK’s molecules based upon Liquidia’s proprietary PRINT® technology. This agreement supersedes the collaboration agreement between the parties from 2012. Liquidia now will have the right to apply PRINT to all inhaled formulations other than certain identified GSK proprietary molecules. GSK will retain a non-exclusive, non-sublicensable, royalty-free license for the sole purpose of conducting pre-clinical research and pre-clinical development.

Roger Jeffs, Chief Executive Officer of Liquidia, stated: “We are very happy to have re-structured our relationship with GSK to enable both parties to maximize the proven benefits of PRINT technology for inhaled delivery. As demonstrated by YUTREPIA™, the ability to precisely engineer uniform particles for inhalation can enhance patient benefits. This agreement will enable Liquidia to develop more products and collaborations that leverage the proprietary benefits of PRINT to deliver high-value, inhaled medicines. At the same time, GSK will be able to explore the use of PRINT for potential new therapies.”

As background, Liquidia and GSK entered a collaboration in June 2012 to research applications of PRINT technology to inhaled therapies. After the exercise of GSK’s option under the collaboration agreement in September 2015, it had a worldwide license to certain intellectual property related to PRINT that was exclusive in the field of inhaled therapeutics other than inhaled treprostinil. Under the terms of the new agreement, GSK will be required to seek an expanded license before it may use PRINT for clinical or commercial purposes.

About YUTREPIA™ (treprostinil) inhalation powder

YUTREPIA is an investigational, inhaled dry powder formulation of treprostinil delivered through a proven, convenient, palm-sized device. On November 5, 2021, the U.S. Food and Drug Administration (FDA) issued a tentative approval for YUTREPIA, which is indicated for the treatment of pulmonary arterial hypertension (PAH) to improve exercise ability in adult patients with New York Heart Association (NYHA) Functional Class II-III symptoms. The FDA has confirmed that YUTREPIA may add the indication to treat pulmonary hypertension with interstitial lung disease (PH-ILD) without additional clinical studies. YUTREPIA was designed using Liquidia’s PRINT® technology, which enables the development of drug particles that are precise and uniform in size, shape, and composition, and that are engineered for enhanced deposition in the lung following oral inhalation. Liquidia has completed INSPIRE, or Investigation of the Safety and Pharmacology of Dry Powder Inhalation of Treprostinil, an open-label, multi-center phase 3 clinical study of YUTREPIA in patients diagnosed with PAH who are naïve to inhaled treprostinil or who are transitioning from Tyvaso® (nebulized treprostinil). YUTREPIA was previously referred to as LIQ861 in investigational studies.

Tyvaso® is a registered trademarks of United Therapeutics Corporation.

About Liquidia Corporation

Liquidia Corporation is a biopharmaceutical company focused on the development and commercialization of products in pulmonary hypertension and other applications of its PRINT® Technology. The company operates through its two wholly owned subsidiaries, Liquidia Technologies, Inc. and Liquidia PAH, LLC. Liquidia Technologies has developed YUTREPIA™ (treprostinil) inhalation powder for the treatment of pulmonary arterial hypertension (PAH). Liquidia PAH provides the commercialization for pharmaceutical products to treat pulmonary disease, such as generic Treprostinil Injection. For more information, please visit www.liquidia.com.

Cautionary Statements Regarding Forward-Looking Statements

This press release may include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release other than statements of historical facts, including statements regarding our future results of operations and financial position, our strategic and financial initiatives, our business strategy and plans and our objectives for future operations, are forward-looking statements. Such forward-looking statements, including statements regarding clinical trials, clinical studies and other clinical work (including the funding therefor, anticipated patient enrollment, safety data, study data, trial outcomes, timing or associated costs), regulatory applications and related submission contents and timelines, including the potential for final FDA approval of the NDA for YUTREPIA and our ability to execute on our strategic or financial initiatives, involve significant risks and uncertainties and actual results could differ materially from those expressed or implied herein. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “would,” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to a number of risks discussed in our filings with the SEC, including the impact of the coronavirus (COVID-19) outbreak on our Company and our financial condition and results of operations, as well as a number of uncertainties and assumptions. Moreover, we operate in a very competitive and rapidly changing environment and our industry has inherent risks. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events discussed in this press release may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Nothing in this press release should be regarded as a representation by any person that these goals will be achieved, and we undertake no duty to update our goals or to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact Information

Media & Investors:
Jason Adair
Senior Vice President, Corporate Development and Strategy
919.328.4400
jason.adair@liquidia.com